Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Twist Bioscience Corporation of our report dated November 25, 2020 relating to the financial statements, which appears in Twist Bioscience Corporation’s Annual Report on Form 10-K for the year ended September 30, 2020.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 9, 2021